EXHIBIT 5.1


                    AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.

                                November 29, 2001


Interplay Entertainment Corp.
16815 Von Karman Avenue
Irvine, California 92606



     Re: Interplay Entertainment Corp., Registration Statement on Form S-3, Amendment No. 3
          Registration No. 333- 60272


Ladies and Gentlemen:

        You have requested our opinion, acting in our capacity as counsel to Interplay Entertainment Corp., a Delaware corporation (the "COMPANY"), in connection with the registration statement on Form S-3, as amended (the "REGISTRATION STATEMENT"), filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "ACT"), covering the offering and sale by the selling stockholders listed in the Registration Statement (the "SELLING STOCKHOLDERS") of 28,715,970 shares (the "SELLING STOCKHOLDER SHARES") of the Company's common stock, par value $0.001 per share ("COMMON STOCK"). The Selling Stockholder Shares consist of: (i) 460,298 shares that are issuable to Titus Interactive S.A. ("TITUS") pursuant to certain Common Stock Warrants dated April 14, 2000 (the "TITUS WARRANTS"), (ii) 16,818,150 shares that are issuable to Titus pursuant to the conversion of shares of Series A Preferred Stock issued to Titus pursuant to that certain Stock Purchase Agreement dated April 14, 2000 between the Company and Titus (subject to the anti-dilution adjustment provisions of the Series A Preferred Stock), (iii) 6,679,306 shares that were issued to Titus upon conversion of a portion of its Series A Preferred Stock, (iv) 100,000 shares that are issuable to Liolios pursuant to that certain Common Stock Warrant dated April 25, 2001 (the "LIOLIOS WARRANT", and together with the Titus Warrants, the "WARRANTS"), (v) 1,824,897 shares that were issued to Universal Studios, Inc. ("UNIVERSAL") in connection with the Stock Purchase Agreement, dated January 25, 1994, between the Company, Brian Fargo, and MCA, Inc., as predecessor in interest to Universal, (vi) 1,216,598 shares that were acquired by Universal from Brian Fargo pursuant to the Stock Purchase Agreement, dated January 25, 1994, between the Company, Brian Fargo, and MCA, Inc., as predecessor in interest to Universal, and (vii)


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1,616,721 shares that were acquired by Universal from Brian Fargo pursuant to an
Option Agreement, dated March 30, 1994, between the Company, Brian Fargo, and MCA, Inc., as predecessor in interest to Universal.

        We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

        Based on the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that when the Registration Statement relating to the Selling Stockholder Shares has become effective under the Act, (a) the 11,337,522 shares of outstanding Common Stock covered by the Registration Statement are fully paid and non-assessable, and when sold and delivered as described in the Registration Statement, will be duly authorized and validly issued, and (b) the 17,378,448 shares of Common Stock covered by the Registration Statement that are issuable to the Selling Stockholders pursuant to the exercise of the Warrants and the conversion of the Series A Preferred Stock are duly authorized, and, when paid for and issued in accordance with the terms of the Warrants and the Certificate of Designation of the Series A Preferred Stock, as the case may be, will be validly issued, fully paid and non-assessable.

        The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A. We express no opinion as to the laws of any jurisdiction other than any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions ("LAWS") of the Laws of the State of Delaware.

B. This law firm is a registered limited liability partnership organized under the laws of the State of Texas.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus forming a part of the Registration Statement under the caption "Legal Matters". In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement.

                                    Very truly yours,

                                      /S/ AKIN, GUMP, STRAUSS, HAUER & FELD

                                    AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.


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